Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Terry Slavin	Meggan Powers
Director, Corp. Communications & IR	PR Manager
Cymer, Inc.	Cymer, Inc.
(858) 385-5232	(858) 385-6327
tslavin@cymer.com	mpowers@cymer.com

CYMER REPORTS THIRD QUARTER 2006 OPERATING RESULTS

SAN DIEGO, Calif., October 24, 2006 - Cymer, Inc. (Nasdaq NM: CYMI), the world’s leading supplier of excimer laser light sources used in semiconductor manufacturing, today announced operating results for the third quarter and first nine months, ended September 30, 2006.

For the third quarter of 2006:

•                  net income rose to $27,032,000, equal to $0.68 per share (diluted), a 113 percent increase over net income of $12,684,000, equal to $0.35 per share (diluted), in the third quarter of 2005, and a 20 percent increase over net income of $22,602,000, equal to $0.55 per share (diluted), in the second quarter of 2006.

•                  revenue grew to $143,918,000, a 44 percent increase over revenue of $99,653,000 in last year’s third quarter, and a 6 percent increase over revenue of $135,379,000 in this year’s second quarter.

For the first nine months of 2006:

•                  net income rose to $70,237,000, equal to $1.75 per share (diluted), a 141 percent increase over net income of $29,084,000, equal to $0.80 per share (diluted) in the first nine months of 2005.

•                  revenue grew to $406,414,000, a 45 percent increase over revenue of $280,855,000 in the first nine months of 2005.

Commenting on the third quarter of 2006, Bob Akins, Cymer’s chief executive officer, said, “We achieved record quarterly total revenue and non-systems revenue, record operating and net income, and generated a record amount of cash from operations and free cash flow.  Gross margin grew to 50 percent, marking the seventh consecutive quarter of gross margin improvement.  Our operating income in the third quarter of 2006 climbed to $34,979,000 or 24 percent of revenue.  Once again we demonstrated our highly leveraged business model, with every dollar of incremental third quarter revenue adding $0.70 to the operating income line.  Additionally, we aggressively executed the stock repurchase program authorized by our board of directors in late July, and repurchased 2,593,000 shares of our common stock for an aggregate purchase price of $100,704,000.

“We recognized revenue on 67 light sources in the third quarter, with argon fluoride (ArF) accounting for approximately 54 percent of system unit shipments, and approximately 73 percent of systems revenue,” Akins continued.  “We shipped 32 of our XLA Series ArF light sources, with a third of these systems being our XLA 300, our most advanced ArF light source which targets high volume immersion production, as our direct customers ramped up their first wave of immersion tool production.  Chipmakers have used the immersion tools delivered in 2006 primarily for process development purposes including defect reduction.  With some chipmakers’ recent successes in qualifying their immersion production processes, during 2007 these tools will continue to be moved from qualification into full production and will be augmented by additional immersion tool buys to increase critical layer capacity.”

Cymer’s third quarter 2006 average selling price (ASP) was $1,064,000 on a currency adjusted basis.  The quarterly average utilization of the company’s light sources at chipmakers in the third quarter grew 2 percent over the prior quarter’s level, setting another quarterly record. This drove non-systems product revenue, which

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consists of consumables and spare parts, upgrades, and service, to a quarterly record of $72,457,000 for the third quarter, equal to 50 percent of total revenue.

Third quarter 2006 bookings totaled $142,018,000 compared to second quarter 2006 bookings of $128,305,000.  The third quarter 2006 book-to-bill ratio was 0.99, and the quarter-end backlog totaled $90,325,000.

Nancy Baker, Cymer’s chief financial officer, stated, “Cymer generated a quarterly record $50,001,000 in cash from operations in the third quarter of 2006, and spent $3,498,000 on the acquisition of property and equipment.  This yielded free cash flow of $46,503,000 for the third quarter, a quarterly record.  Free cash flow is calculated as the net cash provided by operating activities less the acquisition of property, equipment and patent licenses.”

Corporate Outlook
Commenting on Cymer’s outlook, Akins noted, “In the immediate future, we believe chipmakers will continue to order equipment in line with expected demand.  Light source demand will be modulated by a variety of factors including under- or over- capacity in individual chip sectors, rate of shrinking chip designs at individual chipmakers, and our direct customers’ manufacturing capacity for new model lithography tools.  Early in the fourth quarter, we received requests from among our direct customers to delay certain light source shipments until the first quarter of 2007 as we believe their factories reached capacity for their most advanced tools. Through the end of the third quarter, we shipped a relatively large number of our most advanced ArF model XLA 300s to our direct customers, and to date we have only installed about half of those light sources at chipmakers, as reflected in the number of XLA 300s that remain in our direct customers’ work in process. As the remaining light sources are digested it temporarily reduces the rate of demand for additional such advanced systems in the fourth quarter to a level below that of the third quarter.  As our highest performance ArF product, the XLA 300 is a strong contributor to our ASP and gross margin, and a rescheduling in demand for these units has a weighted impact on our overall financial performance.  Looking beyond the fourth quarter, as these light sources are absorbed and our customers’ new manufacturing capacity is realized, we anticipate a resumption of the shipment rate of our XLA 300s up to the third quarter level in the first quarter of 2007, and with that, the associated revenue, ASP and gross margin growth.”

Based on information available at this time, Cymer is currently providing the following guidance for the fourth quarter of 2006:

•                  We currently estimate that total revenue should be down approximately 5 to 7 percent from third quarter 2006 revenue, due to the rescheduling in demand for advanced ArF systems as the systems previously shipped to lithography tool manufacturers are absorbed.

•                  We are forecasting that foreign currency adjusted ASPs should be approximately $940,000, due to the product mix shift resulting from the rescheduled demand for advanced ArF systems.

•                  We expect that gross margin should be approximately 48 percent, again as a result of the product mix shift.

•                  We anticipate that R&D expenses should be between $19.0 million and $20.0 million.

•                  We expect SG&A expenses to be between $16.5 million and $17.0 million.

•                  Our 2006 estimated annual effective tax rate is expected to be approximately 34 percent.

Cymer’s management will hold a conference call at 2:00 pm (PDT) today, October 24, 2006, to discuss third quarter 2006 results and fourth quarter guidance.  This press release, the conference call and accompanying slides may be accessed on the investor relations page of the company’s Web site at www.cymer.com.

Forward Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements.  These statements include, but are not limited to statements regarding expected immersion tool developments in 2007, and the statements under the caption “Corporate Outlook” above.  These statements are predictions based on current information and expectations and involve a number of risks and uncertainties.  In addition, statements regarding backlog and book-to-bill ratios should not be read as predictions or projections of future performance.  Actual events or results may differ materially from those projected in any of such statements due

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to various factors, including but not limited to: the performance and market acceptance of the company’s new products or technologies; new and enhanced product offerings by competitors; the company’s ability to meet its production and product development schedules; the demand for semiconductors in general, and, in particular, for leading-edge devices with smaller geometries; the timing of customer orders, shipments and acceptances; delays or cancellations by customers of their orders; cyclicality in the market for semiconductor manufacturing equipment; the rate at which semiconductor manufacturers adopt new technologies and purchase and take delivery of photolithography tools from the company’s customers; the company’s ability to secure adequate supplies of critical components for its advanced products; the company’s ability to manage its expense levels and unanticipated expenses, and general economic conditions.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  All forward-looking statements are qualified in their entirety by this cautionary statement, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

About Cymer
Cymer, Inc. is the world’s leading supplier of DUV laser illumination sources, the essential light source for DUV photolithography systems. DUV lithography is a key enabling technology, which has allowed the semiconductor industry to meet the exacting specifications and manufacturing requirements for volume production of today’s advanced semiconductor chips. Further information on Cymer may be obtained from the Company’s SEC filings, the Internet at www.cymer.com or by contacting the company directly.

Free Cash Flow Reconciliation
For the three months ended September 30, 2006

Cash provided by operating activities	$50,001,000
Less acquisition of property, equipment and patent licenses	$3,498,000
Free cash flow	$46,503,000

	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
Cymer, Inc.	2005	2006	2005	2006
Total revenues	$99,653,000	$143,918,000	$280,855,000	$406,414,000

Net income	$12,684,000	$27,032,000	$29,084,000	$70,237,000
Diluted earnings per share	$0.35	$0.68	$0.80	$1.75
Weighted average common shares outstanding - diluted	36,131,000	41,185,000	36,502,000	41,635,000

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CYMER, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

	For the three months			For the nine months
	ended September 30,			ended September 30,
	2005	2006		2005	2006
REVENUES:
Product sales	$99,415	$142,711		$279,821	$399,694
Product sales - related party	177	1,098		177	6,461
Other	61	109		857	259
Total revenues	99,653	143,918		280,855	406,414

COST AND EXPENSES:
Cost of product sales	57,480	72,487		168,242	211,734
Research and development	15,922	18,940		47,483	55,867
Sales and marketing	6,281	8,427		18,832	22,643
General and administrative	7,789	9,085		20,115	27,895

Total costs and expenses	87,472	108,939		254,672	318,139

OPERATING INCOME	12,181	34,979		26,183	88,275

OTHER INCOME (EXPENSE):
Foreign currency exchange gain (loss) - net	(165)	(243)		(932)	856
Gain on debt extinguishment	—	—		2,220	—
Interest and other income	2,693	5,415		7,691	17,894
Interest and other expense	(1,525)	(1,474)		(5,428)	(4,381)

Total other income - net	1,003	3,698		3,551	14,369

INCOME BEFORE INCOME TAX PROVISION AND MINORITY INTEREST	13,184	38,677		29,734	102,644

INCOME TAX PROVISION	1,187	12,547		2,099	34,680
MINORITY INTEREST	687	902		1,449	2,273

NET INCOME	$12,684	$27,032		$29,084	$70,237

EARNINGS PER SHARE:
Basic earnings per share	$0.36	$0.71		$0.81	$1.85
Weighted average common shares outstanding-basic	35,501	37,819		36,070	37,995

Diluted earnings per share	$0.35	$0.68	(a)	$0.80	$1.75	(a)
Weighted average common shares outstanding-diluted	36,131	41,185	(a)	36,502	41,635	(a)

(a)   As a result of applying the if-converted method for calculating diluted earnings per share for both the three month and nine month periods ending September 30, 2006, shares have been adjusted assuming conversion of our 3.5% convertible subordinated notes,and net income has been adjusted for an add back of related interest expense, net of tax.  Shares have been adjusted by 2.8 million for both the three months and nine months ending September 30, 2006 and net income has been adjusted by $948,000 and $2.7 million for the three months and nine months ending September 30, 2006, respectively.

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CYMER, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share data)

	December 31,	September 30,
	2005	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$233,745	$254,233
Short-term investments	130,204	198,112
Accounts receivable - net	89,818	114,998
Accounts receivable - related party	588	2,189
Foreign currency forward exchange contracts	1,776	822
Inventories	89,046	104,526
Deferred income taxes	33,338	33,362
Prepaid expenses and other assets	6,497	7,323

Total current assets	585,012	715,565

PROPERTY AND EQUIPMENT - NET	117,251	110,811
LONG TERM INVESTMENTS	29,395	9,847
DEFERRED INCOME TAXES	34,429	24,557
GOODWILL - NET	8,358	8,833
INTANGIBLE ASSETS - NET	10,474	16,642
OTHER ASSETS	6,457	6,135

TOTAL ASSETS	$791,376	$892,390

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$17,710	$14,282
Accounts payable - related party	4,975	4,541
Accrued warranty and installation	30,775	30,519
Accrued payroll and benefits	12,461	20,437
Accrued patents, royalties and other fees	7,180	6,121
Income taxes payable	7,268	5,592
Unearned income	1,726	2,489
Accrued and other current liabilities	3,247	2,113

Total current liabilities	85,342	86,094

CONVERTIBLE SUBORDINATED NOTES	140,722	140,722
OTHER LIABILITIES	10,582	15,359

Total liabilities	236,646	242,175

MINORITY INTEREST	16,276	7,454

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock - authorized 5,000,000 shares; $.001 par value, no shares issued or outstanding	—	—
Common stock - authorized 100,000,000 shares; $.001 par value , issued and outstanding 38,036,000 and 41,399,000 shares	38	41
Additional paid-in capital	407,549	537,716
Treasury stock at cost (1,943,000 and 4,536,000 common shares)	(50,000)	(150,704)
Accumulated other comprehensive loss	(9,025)	(4,421)
Retained earnings	189,892	260,129

Total stockholders’ equity	538,454	642,761

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$791,376	$892,390

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CYMER REPORTS THIRD QUARTER 2006 RESULTS…………………………………………….………Page 6 of 6

CYMER, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the nine months ended September 30,
	2005	2006

OPERATING ACTIVITIES:
Net income	$29,084	$70,237
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on debt extinguishment	(2,220)	—
Depreciation and amortization	21,512	18,939
Non-cash stock based compensation	953	7,567
Amortization of unearned compensation	16	—
Minority Interest	(1,449)	(2,273)
Provision for deferred income taxes	22	9,410
Loss on disposal or impairment of property and equipment	54	94
Change in assets and liabilities:
Accounts receivable - net	26,882	(25,180)
Accounts receivable - related party	(259)	(1,601)
Foreign currency forward exchange contracts	(2,952)	1,154
Inventories	23,869	(15,480)
Prepaid expenses and other assets	(2,388)	(1,089)
Accounts payable	(75)	(3,428)
Accounts payable - related party	4,169	(434)
Accrued and other liabilities	(2,733)	10,304
Unearned income	(4,152)	763
Income taxes payable	109	(1,676)

Net cash provided by operating activities	90,442	67,307

INVESTING ACTIVITIES:
Acquisition of property and equipment	(14,769)	(9,976)
Purchases of investments	(276,968)	(188,229)
Proceeds from sold or matured investments	323,612	140,823
Acquisition of patents	—	(8,200)
Acquisition of minority interest	—	(7,024)

Net cash provided by (used in) investing activities	31,875	(72,606)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	12,639	103,656
Redemption of convertible subordinated notes	(57,336)	—
Cash investment received from minority shareholder	11,120	—
Excess tax benefits from stock option exercises	—	18,947
Payments on capital lease obligations	(20)	—
Purchase of treasury stock	(50,000)	(100,704)

Net cash provided by (used in) financing activities	(83,597)	21,899

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(698)	3,888

NET INCREASE IN CASH AND CASH EQUIVALENTS	38,022	20,488
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	114,246	233,745

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$152,268	$254,233

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$6,850	$5,150
Income taxes paid, net	$3,502	$7,860

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